Exhibit 10.2

                      FRONTIER CORPORATION

             PLAN FOR THE DEFERRAL OF DIRECTORS FEES

                         Amendment No. 2



     Pursuant to Section 14, the Plan is amended, effective

August 1, 1999, as follows:

     1.   Section 9 is amended by adding to the end of the first

paragraph thereof the following:


     For purposes of this Plan, a Participant shall not be considered to have terminated service if he or she leaves the Board of Directors of the Company, its parent, its subsidiaries or any other affiliated company but as of such departure or within 30 days thereafter becomes a Board member of any other such company within the affiliated group. Termination instead shall occur only when the Participant has terminated membership for at least 30 days from all Boards of Directors of companies within the affiliated group.


     2.   Effective August 1, 1999, the following new Section 17

is added to the end of the Plan:

     17.  Adoption by Parent

          This Plan may be adopted by the Company's parent with respect to one or more of the parent's directors. In the event of such adoption, an eligible director of the parent may defer fees earned for services on the parent's Board in accordance with the provisions of this Plan. The Company shall, however, continue to act as plan sponsor and plan administrator of this Plan and continue to perform all functions assigned herein specifically to the Company. The phrase "the Company and its subsidiaries" in this Plan shall, effective August 1, 1999, be changed to "the Company, its parent and its subsidiaries."

     IN WITNESS WHEREOF, the Company's Board of Directors has caused its duly authorized representative to execute this Amendment on its behalf this 16th day of August, 1999.


                              FRONTIER CORPORATION



                              By   /s/ Josephine S. Trubek
                                   ----------------------------
                                   Josephine S. Trubek
                                   Corporate Secretary